Microsoft Word 10.0.2627;
Exhibit  10.2

                            ASSIGNMENT AND AGREEMENT

         This Assignment and Agreement ("Assignment") is made and entered into this day of November, 2004, by Texas Energy Trust Company (TETCO) (a Delaware Business Trust), (the "Assignor") and Prima Oil Company, Inc. (a Delaware Corporation), (at times together referred herein as the "Purchaser") and Cobham Gas Industries, Inc., a Delaware corporation (the "Corporation").

         WHEREAS, the Assignor has executed this Assignment providing of the transfer of all of its interest in the stock of the Corporation to the Purchaser;

         WHEREAS, Assignor has produces for the closing original stock certificates issued by the Corporation to the Assignor; and

         WHEREAS, Assignor wished to provide indemnification for the validity of the transfer;

         NOW, THEREFOR WITNESSETH:

1. Assignment. The Assignors, being the sole owners of all the issued and outstanding shares of stock in the Corporation, COBHAM HAS INDUSTRIES, INC., a Delaware corporation, do hereby ASSIGN, SET OVER, TRANSFER, and DELIVER, unto the Purchaser, all of its right, title and interest in and to the Corporation COBHAM GAS INDUSTRIES, INC.: two thousand one hundred (2100) shared of common stock in the Corporation.

                  Certificates for shares shall be transferred from Assignor to Purchaser contemporaneously herewith, and the undersigned does hereby request the Corporation to transfer the said shares on the books of the Corporation.

         Further, The Assignor does hereby covenant and agree to execute any all further assignment, documents, or other evidences of transfer necessary to implement the foregoing assignment, it being the intent of this document to transfer one hundred percent (100%) of the issued and outstanding shares of the Corporation to the Purchaser.

         2. Representation and Warranties. Assignor does hereby covenant, represent and warrant to the Purchaser, and each of them, as follows:

              (a) This Agreement is legally sufficient to transfer one hundred percent (100%) of the shares of stock of the Corporation issued and outstanding to the Purchaser free and clear of all liens and encumbrances.

              (b) The authorized capital stock of the Corporation consists of 10,000 shares of voting and common stock, of which, on this date, 2100 shares are issued and outstanding. All issued and outstanding shares have been dully authorized and validity issued, are fully paid and nonassessable with no liability attaching to their holder. There are no options, warrants, or other rights of agreements of any kind for the purchase or acquisition from, or the issuance of or the sale by, the Corporation, or any outstanding securities convertible into, any shares of the authorized capital stock.

              (c) Assignors are the beneficial and record owner of all of the issued and outstanding common stock of the Corporation and has good and valid title to the shares free and clear of any lien, pledge, charge, security interest, encumbrance, adverse claim, option, or equity. On the delivery of the shares on the closing date and receipt of the purchase price on the closing date, as provided in the Agreement, the Purchaser will acquire shares of stock in the Corporation having good and valid title, free and clear of any lien, pledge, charge security interest, encumbrance, title retention agreement, adverse claim, option, or equity.

              (d) The execution, delivery and performance of this Assignment by the Assignors will not conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Assignor is a party or by which the Assignor can be bound.

3. Hold Harmless and Indemnification. The Assignor does agree to defend, indemnify and hold harmless the Corporation, the Purchaser, and each of them their successors and assigns from all demands, legal fees, and costs, actions, causes of action, damages, assessments, fines, penalties, and other claims now known or thereafter discovered, in the event any issues and outstanding share or shares in the Corporation. The Assignors covenant that they will reimburse the Corporation or Purchase or each of them, as the case may be, for all sums of money which the Corporation or the Purchaser shall pay or become liable to pay by reason of the foregoing, and will make such payments to the Corporation and Purchaser as soon as either shall become liable therefore, whether or not the Corporation or the Purchaser shall have paid out such sums of any part thereof.

         The provisions of this section be binding on Assignors' successors and assigns, and shall be in addition to any other obligations and liabilities Assignors may have to the Corporation or to the Purchasers at law or equity.

         WITNESS the following signatures effective as of the 5th day of November, 2004.






                                                     TEXAS ENERGY TRUST COMPNAY

                                                     BY:   /S/  G.S. Hillyer
                                                          ----------------------
                                                     ITS:   Trustee


                                                     PRIMA OIL COMPANY, INC.

                                                     BY:   /S/  Loren L. Bagley
                                                          ----------------------
                                                     ITS:   President